UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2007

Washington Mutual, Inc.

(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 Second Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 461-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

This Amendment No. 1 to the Current Report on Form 8-K furnished by Washington Mutual, Inc. (the “Company”) on October 17, 2007 corrects certain information contained on pages 3, 10, and 11 of that document, as presented in management’s prepared remarks (the “Prepared Remarks”), which were furnished as Exhibit 99.3.  Pages 3, 10, and 11 of the Prepared Remarks, as corrected, are furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

On page 3 of the Prepared Remarks, the Retail Banking Households chart reflected the following:

•                  Number of Retail Banking Households in the third quarter of 2007 as “9.974 million.”

•                  Net Change in Retail Households in the third quarter of 2007 as “179,000.”

•                  Cross Sell Ratio in the third quarter of 2007 as “7.10.”

As corrected, the Retail Banking Households chart reflects the following:

•                  Number of Retail Banking Households in the third quarter of 2007 is 9.955 million.

•                  Net Change in Retail Households in the third quarter of 2007 is 161,000.

•                  Cross Sell Ratio in the third quarter of 2007 is 7.13.

The second paragraph under Yield Curve and Net Interest Margin on page 10 of the Prepared Remarks stated:

“Historically, 3-month LIBOR has tracked approximately 10 to 30 basis points above the Fed Funds rate but at quarter end this spread had widened to 52 basis points.”

As corrected, that sentence should read as follows:

“Historically, 3-month LIBOR has tracked approximately 10 to 30 basis points above the Fed Funds rate but at quarter end this spread had widened to 48 basis points.”

                                                The table below the Net Interest Margin graph on page 11 of the Prepared Remarks reflected the Spread in the third quarter of 2007 as “0.52%.”  As corrected, page 11 reflects the Spread in the third quarter of 2007 as 0.48%.

The information in the preceding paragraphs, as well as Exhibit 99.1, is considered to be “furnished” under the Securities and Exchange Act of 1934.

Item 9.01  Financial Statements and Exhibits

(d) The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description
99.1	Corrected pages 3, 10, and 11 of management’s prepared remarks for Washington Mutual, Inc. Conference Call held on October 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON MUTUAL, INC.

Dated: October 18, 2007	By:	/s/ Fay L. Chapman
Fay L. Chapman
Senior Executive Vice President